Exhibit 10.1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
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HANOVER HOLDINGS I, LLC,                  :
                                          :
                         Plaintiff,       :        Index No. 156345/2013
                                          :
          v.                              :
                                          :
                                          :
STEVIA CORP.,                             :
                                          :
                         Defendant.       :
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                            STIPULATION OF SETTLEMENT

     Plaintiff, Hanover Holdings I, LLC ("Hanover"), on the one hand, and Defendant, Stevia Corp. ("Stevia"), on the other hand, stipulate to the entry of the Proposed Order attached hereto as Exhibit A (the "Proposed Order"), and further stipulate and agree as follows:

     1. Stevia is a corporation incorporated under the laws of the State of Nevada, with its principal place of business located at 7117 US 31S, Indianapolis, Indiana 46227. Stevia hereby acknowledges receipt of the Complaint filed by Hanover on July 12, 2013, and agrees to waive any requirement that Hanover formally serve Stevia with process. Stevia accepts service of process as of the date of this Settlement Agreement.

     2. Hanover and Stevia request that the Court enter an Order substantially in the form of the Proposed Order.

     3. Hanover owns bona fide claims in the total amount of $1,042,000 against Stevia for non-payment of past-due debt for certain farming supplies provided to Stevia (the "Claim"), which Hanover purchased from SG AgroTech Pte Ltd., a creditor of Stevia (the "Original Creditor"), for a total purchase price of $1,042,000, pursuant to a Receivable Purchase Agreement, dated as of July 11,
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2013,  between  Hanover and the  Original  Creditor  (the  "Receivable  Purchase
Agreement"), in which the Original Creditor sold, transferred, and assigned to Hanover all right, title and interest of such Original Creditor with respect to the Claim, including, without limitation, the right to bring the above-captioned action against Stevia with respect to the Claim (the "Action"). The purchase price for the Claim is payable to the Original Creditor in the manner set forth in the Receivable Purchase Agreement. The Original Creditor issued an invoice to Stevia for farming supplies provided to Stevia, payable upon receipt. Such invoice has not been paid by Stevia and is past due in its entirety.

     4. Stevia has not paid, and will not be able to pay in the near term, any amounts due on the Claim. As a result, on July 12, 2013, Hanover commenced the Action, which Action the parties now seek to settle by this Stipulation of Settlement (the "Settlement Agreement").

     5. Stevia desires to issue shares of Stevia's common stock (the "Common Stock") in exchange for the release of the Claim and dismissal of the Action in its entirety. Hanover is willing to accept such shares of Common Stock in accordance with the terms of this Settlement Agreement, provided that (i) the proposed exchange (including the issuance of the Common Stock pursuant to this Settlement Agreement) is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Section 3(a)(10) of the Securities Act, which requires a finding from the Court that the terms and conditions of the proposed exchange are procedurally and substantively fair to Hanover prior to the issuance of the Common Stock pursuant to this Settlement Agreement, and (ii) through such exemption under Section 3(a)(10) of the Securities Act, Stevia shall be permitted to issue shares of Common Stock to Hanover in exchange for the release of the Claim and dismissal of the Action without registration under the Securities Act, and Hanover shall be permitted to

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immediately  publicly resell such shares of Common Stock into the market without restriction. Section 3(a)(10) of the Securities Act provides in its entirety as follows:

     Section 3 -- Classes of Securities under this Title

     (a) Exempted securities. Except as hereinafter expressly provided, the provisions of this title shall not apply to any of the following classes of securities:...

          10. Except with respect to a security exchanged in a case under title 11 of the United States Code, ANY SECURITY WHICH IS ISSUED IN EXCHANGE FOR ONE OR MORE BONA FIDE OUTSTANDING securities, CLAIMS or property interests, OR PARTLY IN SUCH EXCHANGE AND PARTLY FOR CASH, WHERE THE TERMS AND CONDITIONS OF SUCH ISSUANCE AND EXCHANGE ARE APPROVED, AFTER A HEARING upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, BY ANY COURT, or by any official or agency of the United States, or by any State or Territorial banking or insurance commission or other governmental authority expressly authorized by law to grant such approval;

(Emphasis added.)

     6. Hanover is the only party to whom the shares of Common Stock will be issued pursuant to this Settlement Agreement, and is therefore the only party entitled to notice of hearing and an opportunity to be heard in accordance with
Section 3(a)(10) of the Securities Act.

     7. Hanover has agreed to the proposed settlement terms and conditions, and believes that they are procedurally and substantively fair to Hanover, such that Hanover is willing to enter into this Settlement Agreement. In addition, Stevia's board of directors has considered the proposed settlement and has resolved that its terms and conditions are fair to, and in the best interests of, Stevia and its shareholders. Accordingly, both parties shall request the Court to approve the fairness of the proposed terms and conditions of the proposed exchange (including the issuance of the Common Stock pursuant to this Settlement Agreement) (following the hearing referred to in the next sentence).

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     8. The parties  shall  submit this  Settlement  Agreement  to the Court and shall request that the Court enter the Proposed Order approving this Settlement Agreement at a hearing thereon as required by Section 3(a)(10) of the Securities Act. Effective upon execution of the Proposed Order by the Court, this Settlement Agreement shall become final and binding upon Stevia and Hanover, it being hereby acknowledged and agreed that prior to such time this Settlement Agreement is not binding upon Stevia and Hanover.

     9. It is the intent and effect of this Settlement Agreement that the Proposed Order, when signed, shall end, finally and forever (i) any claims to payment or compensation of any kind or nature that Hanover had, now has, or may assert in the future against Stevia arising out of the Claim, and (ii) any claims, including, without limitation, for offset or counterclaim, that Stevia had, now has, or may assert in the future against Hanover arising out of the Claim.

     10. In this regard, and subject to full and complete compliance with the Proposed Order, effective upon the execution of the Proposed Order, each party hereby releases and forever discharges the other party, including all of the other party's employees, officers, directors, members, partners, agents, affiliates, subsidiaries and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action, whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the Claim. Stevia shall not (and Stevia shall cause each of its employees, officers, directors, members, partners, agents, affiliates, subsidiaries and attorneys to not) disparage (or induce or encourage other persons to disparage) Hanover or any of its employees, officers, directors, members, partners, agents, affiliates, subsidiaries, attorneys or other Indemnified Persons (as defined below).

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     11. In full and final  settlement  of the  Claim,  no later  than the first trading day following the date of the Court's entry of the Proposed Order, time being of the essence, Stevia will cause to be issued and delivered to Hanover or its designee 7,500,000 shares of Common Stock, representing approximately 9.88% of Stevia's outstanding shares of Common Stock (collectively, the "Settlement Shares").

     12. Further, the Settlement Shares will be subject to adjustment (as described in paragraph 14 below) to reflect the intention of the parties that the total number of shares of Common Stock issued to Hanover be based upon a specified discount to the VWAP (as defined below) of the Common Stock for a specified period of time subsequent to the Court's entry of the Proposed Order.

     13. No later than the first trading day following the date that the Court enters the Proposed Order approving this Settlement Agreement, time being of the essence, Stevia shall: (i) immediately cause to be issued the number of shares of Common Stock required by paragraph 11 above to Hanover's or its designee's balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC's Deposit/Withdrawal At
Custodian (DWAC) system, without any restriction on transfer or resale, by transmitting via facsimile and overnight delivery such irrevocable and unconditional instruction to Stevia's stock transfer agent, together with a copy of the Proposed Order executed by the Court, and (ii) if requested by Stevia's stock transfer agent, cause its legal counsel in connection with the Action to issue an opinion to Stevia's transfer agent, in form and substance acceptable to Hanover and such transfer agent, that the shares of Common Stock to be issued pursuant to the Proposed Order (a) shall be legally issued, fully paid and non-assessable, (b) when issued in accordance with the Proposed Order shall be exempt from the registration requirements of the Securities Act afforded by

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Section  3(a)(10)  of the  Securities  Act  and (c) may be  issued  without  any restriction on transfer or resale (such issuance, the "Initial DWAC Issuance," and the date upon which such issuance is complete and all of the Settlement Shares have been received into Hanover's or its designee's account in electronic form and fully cleared for trading, the "Initial DWAC Issuance Date"). Stevia represents and warrants that no instruction other than such irrevocable and unconditional instruction to Stevia's stock transfer agent referred to in this paragraph 13 will be given by Stevia to its transfer agent with respect to such shares of Common Stock, and that such shares of Common Stock shall otherwise be freely transferable on the books and records of Stevia.

     14. The total number of shares of Common Stock to be issued to Hanover or its designee in connection with this Settlement Agreement and the Proposed Order shall be adjusted on the trading day immediately following the Calculation Period (as defined below) (the "True-Up Date"), as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then Stevia will, as promptly as practicable (but subject in all cases to the limitations set forth in paragraph 14.c below), cause to be issued and delivered to Hanover or its designee, as DWAC shares, additional shares of Common Stock equal to the difference between (x) the total number of VWAP Shares and (y) the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Hanover or its designee will return to Stevia for cancellation that number of shares equal to the difference between (x) the total number of VWAP Shares and (y) the number of Settlement Shares issued in the Initial DWAC Issuance. The "Calculation Period" shall mean the 120-consecutive trading day period (subject to extension as set forth below) commencing on the trading day immediately following the Initial DWAC Issuance Date, or such shorter consecutive trading day period immediately following the Initial DWAC Issuance Date as Hanover shall determine in its sole discretion by

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written  notice  delivered  to Stevia.  Notwithstanding  anything  herein to the contrary, the Calculation Period shall be extended for such number of trading days equal to the number of trading days during which any one or more of the following shall have occurred and be continuing: (i) trading in the Common Stock shall have been suspended for more than one full trading day, (ii) the Common Stock shall have been delisted from the OTCQB operated by OTC Markets Group Inc. and is not immediately thereafter listed or quoted on the The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, New York Stock Exchange, the NYSE MKT, the NYSE Arca, the OTC Bulletin Board, or the OTCQX operated by OTC Markets Group Inc., (iii) there shall have been imposed any suspension of electronic trading or settlement services by The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto, with respect to the Common Stock, (iv) the Settlement Shares or the VWAP Shares shall not be freely transferable on the books and records of Stevia or there shall be any restriction on transfer or resale of the Settlement Shares or the VWAP Shares for any reason, (v) a failure of Stevia to file any report, schedule, registration, form, statement, information or other document required to be filed by Stevia with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any Initial 8-K Filing or any Additional 8-K Filing (as such terms are defined below) or any other material required to be filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, (vi) a failure of Stevia or its stock transfer agent to deliver any Settlement Shares or VWAP Shares to Hanover within three trading days after the applicable date on which Hanover is entitled to receive such shares pursuant hereto, (vii) Stevia shall have filed for and/or

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shall be subject to any bankruptcy,  insolvency,  reorganization  or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against Stevia, or (viii) Stevia is in material breach or default of this Settlement Agreement (other than any breach or default relating to any of the matters in clauses (i) through (vii) above), and, if such breach or default is capable of being cured, such breach or default is not cured within five trading days after notice of such breach or default is delivered to Stevia. If Hanover shall notify Stevia that, due to the limitations set forth in paragraph 14.c. below, all of the additional shares of Common Stock required to be issued and delivered to Hanover or its designee pursuant to this paragraph 14, if any, cannot be issued and delivered to Hanover or its designee on a single trading day, then Stevia will cause to be issued and delivered to Hanover or its designee, as DWAC shares, in a single issuance or in multiple issuances, such additional shares of Common Stock at such times and in such amounts as Hanover shall request from time to time from and after the True-Up Date (subject in all cases to the limitations of paragraph 14.c. below), until all VWAP Shares have been issued and delivered to Hanover or its designee. If Hanover's right to receive VWAP Shares at any particular time is limited, in whole or in part, by this paragraph and paragraph 14.c. below, all such VWAP Shares that are so limited shall be held in abeyance for the benefit of Hanover by Stevia until such time, if ever, as Hanover shall notify Stevia that its right thereto would not result in Hanover exceeding the limitations set forth in paragraph 14.c. below.

          a. For all purposes of this Settlement Agreement, "VWAP Shares" means such number of shares of Common Stock (rounded up to the nearest whole share) equal to the sum of: (i) the quotient obtained by dividing (A) $1,042,000, representing the total amount of the Claim, by (B) 65% of the average of the lowest 40 trading volume weighted average prices of the Common Stock as reported by Bloomberg L.P. (the "VWAP") over the Calculation Period; (ii) the quotient

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obtained by dividing (A) $22,500,  representing  (1) $25,000 of Hanover's  legal fees and expenses incurred in connection with the Action that Stevia has agreed to pay less (2) $2,500 heretofore paid by Stevia, by (B) 100% of the VWAP over the Calculation Period; and (iii) the quotient obtained by dividing (A) agent fees of $83,360, by (B) 100% of the VWAP over the Calculation Period.

          b. If, at any time and from time to time during the Calculation Period, Hanover reasonably believes that the total number of Settlement Shares previously issued to Hanover shall be less than the total number of VWAP Shares to be issued to Hanover or its designee in connection with this Settlement Agreement and the Proposed Order, Hanover may, in its sole discretion, deliver one or more written notices to Stevia, at any time and from time to time during the Calculation Period, by facsimile or email transmission, requesting that a specified number of additional shares of Common Stock promptly be issued and delivered to Hanover or its designee (subject in all cases to the limitations of paragraph 14.c. below) and containing the calculation for the number of additional shares of Common Stock requested to be so issued and delivered. Within one trading day following delivery of each such notice, time being of the essence, Stevia shall cause to be issued and delivered to Hanover or its designee, in compliance with the procedure set forth in paragraph 13 above (including, without limitation, issuance of the legal opinion to Stevia's transfer agent, if required, at Stevia's sole cost and expense), the number of additional shares of Common Stock requested to be so issued and delivered in the notice (subject in all cases to the limitations of paragraph 14.c. below). Any additional shares of Common Stock issued to Hanover or its designee pursuant to this paragraph 14.b. will be considered Settlement Shares for purposes of any calculation of the total number of shares to be issued by, or returned to, Stevia pursuant to this paragraph 14.

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          c. In no event  shall the number of shares of Common  Stock  issued to
Hanover or its designee in connection with the settlement of the Claim pursuant to this Settlement Agreement (either as Settlement Shares or VWAP Shares, or in connection with any adjustment thereto pursuant to this Settlement Agreement), when aggregated with all other shares of Common Stock then beneficially owned by Hanover and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder), result in the beneficial ownership by Hanover and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 9.99% of the Common Stock. Neither Hanover nor Stevia may waive this paragraph 14.c. For any reason at any time, upon the written or oral request of Hanover, Stevia shall within one (1) business day confirm orally and in writing to Hanover the number of shares of Common Stock then outstanding.

          d. The provisions of this paragraph 14 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph 14 to correct this paragraph 14 (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation contained in paragraph 14.c. above or to make changes or supplements necessary or desirable to properly give effect to such limitation.

     15. Stevia hereby makes the following representations, warranties and covenants:

          a. The shares of Common Stock provided for above are duly authorized and, when issued pursuant to the Proposed Order, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities. Stevia has reserved from its duly authorized capital stock 25,000,000 shares of Common Stock for issuance pursuant to the terms of this Settlement Agreement. If

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at any time it  appears  reasonably  possible  that  there  may be  insufficient authorized or reserved shares to fully comply with the Proposed Order, Stevia shall take all action required to promptly reserve additional shares of Common Stock from its authorized shares and, if necessary, promptly take such actions as are necessary or appropriate to increase its authorized shares so as to ensure its ability to timely comply with the Proposed Order, and the Company may not reserve or issue any shares of Common Stock to any other person unless and until sufficient shares have been reserved for Hanover (except to the extent that a person has the right to purchase shares of Common Stock on or prior to the date of this Stipulation). The execution of this Settlement Agreement and performance of the Proposed Order by Stevia and Hanover will not (i) conflict with, violate, or cause a breach or default under any agreements between Stevia and any creditor of Stevia as of the date hereof, or any affiliate thereof, including, but not limited to, any agreement with the Original Creditor (or any affiliate thereof) related to the debt comprising the Claim, or (ii) require any waiver, consent, or other action of Stevia or any creditor of Stevia as of the date hereof, including, but not limited to, the Original Creditor, or its affiliates, that has not already been obtained in writing. Without limitation, Stevia hereby waives any provision in any agreement related to the debt comprising the Claim (x) requiring payments to be applied in a certain order, manner, or fashion, or (y) providing for exclusive jurisdiction and venue in any court other than this Court. Stevia has all necessary corporate power and authority to execute, deliver and perform all of its obligations under this Settlement Agreement. The execution, delivery and performance of this Settlement Agreement by Stevia has been duly authorized by all requisite action on the part of Stevia, including, without limitation, express approval by its board of directors. This Settlement Agreement has been duly executed and delivered by

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Stevia  and  constitutes  the legal,  valid and  binding  obligation  of Stevia, enforceable against Stevia in accordance with its terms.

          b. Stevia acknowledges and agrees, to the best of its knowledge, that neither Hanover nor the Original Creditor, nor any of their respective affiliates, (i) is or was an affiliate of Stevia within the last 90 days or (ii) has or will, directly or indirectly, provide any consideration to or invest in any manner in Stevia in exchange or consideration for, or otherwise in connection with, the sale or satisfaction of the Claim other than pursuant to the Proposed Order. The Original Creditor is not, directly or indirectly, receiving any consideration from or being compensated in any manner by, and will not at any time in the future accept any consideration or compensation from, Stevia, any affiliate of Stevia, or any other person (except Hanover pursuant to the Receivable Purchase Agreement between Hanover and the Original Creditor) for or in connection with the sale or satisfaction of the Claim. Stevia further acknowledges and agrees that (i) Hanover has no obligation of confidentiality to Stevia and may sell any of its shares of Common Stock issued pursuant to the Proposed Order at any time, including, without limitation, at any time during the Calculation Period, and (ii) with respect to this Settlement Agreement and the transactions contemplated hereby, (A) Hanover is acting solely in an arm's length capacity, (B) Hanover does not make and has not made any representations or warranties, other than those specifically set forth in this Settlement
Agreement, (C) Hanover has not and is not acting as a legal, financial, accounting or tax advisor to Stevia, or agent or fiduciary of Stevia, or in any similar capacity, and (D) any statement made by Hanover or any of Hanover's representatives, agents or attorneys is not advice or a recommendation to Stevia. Stevia is not, and since June 23, 2011 neither Stevia nor any of its predecessors has been, a "shell company" as defined in Rule 405 under the Securities Act, Stevia is subject to the reporting requirements of Section 13 or

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15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 calendar months, and Stevia has filed current "Form 10 information" (within the meaning of Rule 144(i)(3)) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

          c. Stevia has not, in the 12 months preceding the date of this Settlement Agreement, received notice from any national securities exchange or automated quotation system on which the Common Stock is listed or designated for quotation to the effect that Stevia is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system. As of the date of this Settlement Agreement, Stevia is in compliance with all such listing and maintenance requirements. Stevia, through its stock transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program of DTC's Deposit/Withdrawal At Custodian
(DWAC) system, and the Common Stock may be issued and transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program of DTC's Deposit/Withdrawal At Custodian (DWAC) system. Stevia has not, in the 12 months preceding the date of this Settlement Agreement, received notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated. Neither any shares of Common Stock issuable hereunder nor any certificates evidencing any of such shares of Common Stock (if a certificate therefor is requested in writing by Hanover) shall bear any restrictive or other legends or notations. Stevia shall not, and Stevia shall use its best efforts to cause all other persons to not, issue any stop-transfer order, instruction or other restriction with respect to any such shares of Common Stock. Upon issuance in accordance herewith, such shares of Common Stock will be exempt from the registration requirements of the Securities Act under Section 3(a)(10) of the

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Securities  Act. All of such shares of Common Stock will be freely  transferable and freely tradable by Hanover without restriction. Stevia and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the certificate of incorporation, bylaws or other organizational documents of Stevia, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Settlement Agreement, including, without limitation, Stevia's issuance of shares of Common Stock hereunder and Hanover's ownership of such shares of Common Stock, together with all other securities now or hereafter owned or acquired by Hanover. Stevia and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of Stevia or any of its subsidiaries. On the date hereof and on the date of any issuance of Common Stock hereunder, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the offer, issuance and transfer of the shares of Common Stock issuable hereunder will be, or will have been, fully paid or provided for by Stevia, and all laws imposing such taxes will be or will have been complied with.

          d. Stevia shall take such action as Hanover shall reasonably determine is necessary in order to qualify the shares of Common Stock issuable to Hanover hereunder under applicable securities or "blue sky" laws of the states of the United States for the issuance to Hanover hereunder and for resale by Hanover to the public (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Hanover. Without limiting any

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
other obligation of Stevia hereunder, Stevia shall timely make all filings and reports relating to the offer and issuance of such shares of Common Stock required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or "blue sky" laws), and Stevia shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such shares of Common Stock to Hanover.

          e. Stevia shall promptly secure the listing or designation for quotation (as the case may be) of all of the shares of Common Stock to be issued to Hanover pursuant to this Settlement Agreement on each national securities exchange and automated quotation system, if any, on which the Common Stock is listed or designated for quotation (as the case may be) and shall use its reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all such shares of Common Stock on such national securities exchange or automated quotation system for so long as Hanover or any of its affiliates holds any shares of Common Stock. Stevia shall pay all fees and expenses in connection with satisfying its obligations under this paragraph 15.e.

     16. Hanover hereby makes the following representations, warranties and covenants:

          a. As of the date of this Settlement Agreement and during the 90 calendar days prior to the date of this Settlement Agreement, neither Hanover nor any affiliate thereof is or was an officer, director, or 10% or more shareholder of Stevia.

          b. Until at least 180 days after the Calculation Period, neither Hanover nor any of its affiliates shall (i) hold any short position in the Common Stock or (ii) engage in or affect, directly or indirectly, any short sale of the Common Stock.

     17. The representations, warranties, agreements and covenants in this Settlement Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

     18.  For so long as Hanover  or any of its  affiliates  holds any shares of
Common Stock, neither Hanover nor any of its affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Stevia; or (ii) engage or participate in any actions, plans or proposals that relate to or would result in (a) Hanover or any of its affiliates acquiring additional securities of Stevia, alone or together with any other person, which would result in Hanover and its affiliates collectively beneficially owning, or being deemed to beneficially own, more than 9.99% of the Common Stock or other voting securities of Stevia (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder), (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Stevia or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of Stevia or any of its subsidiaries, (d) any change in the present board of directors or management of Stevia, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Stevia, (f) any other material change in Stevia's business or corporate structure, (g) changes in Stevia's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Stevia by any person, (h) causing a class of securities of Stevia to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of Stevia to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

     19. The parties agree that, for the period from and after the date hereof through and including May 2, 2014, and regardless of whether Hanover or its affiliates then hold any debt or equity securities of Stevia, Hanover and its affiliates shall have the exclusive right to enter into transactions with Stevia whereby Stevia directly or indirectly issues Common Stock or Common Stock equivalents to a party in exchange for outstanding securities, claims or property interests, or partly in such exchange and partly for cash, in one or more transactions carried out pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act.

     20. Prior to the earlier of (i) the opening time for trading stocks on public securities exchanges located in New York City on the first trading day immediately following the date of the Court's entry of the Proposed Order and
(ii) the Initial DWAC Issuance, time being of the essence, Stevia shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all of the material terms of this Settlement Agreement, including, without limitation, the issuance of shares of Common Stock to Hanover pursuant to the Proposed Order approving this Settlement Agreement, and disclosing all other material, nonpublic information delivered to Hanover (or Hanover's representatives or agents) by Stevia or any of its officers, directors, employees, agents or representatives, if any, in connection with the Claim, the Action, the Original Creditor or the transactions contemplated by this
Settlement Agreement, and attaching a copy of the Proposed Order and this Settlement Agreement as exhibits thereto (the "Initial 8-K Filing"). From and after the Initial 8-K Filing, neither Stevia nor any of its officers, directors, employees, agents or representatives shall disclose any material non-public information about Stevia to Hanover (or Hanover's representatives or agents), unless prior thereto Stevia shall have filed a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all such material non-public information. In addition, Stevia shall file a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act prior to each issuance of additional shares of Common Stock required to be issued and delivered to Hanover or its designee pursuant to paragraph 14, if any, time being of the essence, disclosing the number of shares so issued and delivered to Hanover and the date of issuance (each, an "Additional 8-K Filing"). In the event of a breach of any of the foregoing covenants in this paragraph 20 by Stevia, in addition to any other remedy available to Hanover, Hanover shall have the right to make a public disclosure, in the form of a press release, public advertisement, SEC filing or otherwise, of the matters contemplated hereby without the prior approval by Stevia, or any of its officers, directors, employees, stockholders or agents, and Hanover shall not have any liability to Stevia, or any of its officers, directors, employees, stockholders or agents, for any such disclosure.

     21. Neither Stevia, its subsidiaries nor Hanover shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, Stevia shall be entitled, without the prior approval of Hanover, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the Initial 8-K Filing and any Additional 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that Hanover shall be consulted by Stevia in connection with any such press release or other public disclosure prior to its release).

     22. Without the prior written consent of Hanover, Stevia shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of Hanover in any filing (other than the Initial 8-K Filing and any Additional 8-K Filing), announcement, release or otherwise.

     23. Stevia hereby agrees to indemnify, defend and hold Hanover and each of its present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding the lack of such title or any other title) and each person or entity, if any, who controls Hanover within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of their direct and indirect related persons (collectively, the "Indemnified Persons") harmless with respect to all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnified Person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), arising from or incident or related to (i) this Settlement Agreement, (ii) any misrepresentation or breach of any representation or warranty made by Stevia herein or in connection herewith, (iii) any breach of any covenant, agreement or obligation of Stevia contained herein or in any document entered into in connection herewith or (iv) any cause of action, suit, proceeding or claim brought or made against such Indemnified Persons by a third party or any shareholder of Stevia (including for these purposes a derivative action brought on behalf of Stevia or any subsidiary thereof) or which otherwise involves such Indemnified Person that arises out of relates to or results from
(a) the execution,  delivery,  performance  or  enforcement  of this  Settlement

Agreement or any document entered into in connection herewith or any other agreement entered into with, or any instrument received from, Stevia or (b) the status of such Indemnified Person or holder of shares of Common Stock issued hereunder either as a holder of such shares of Common Stock or as a party to this Settlement Agreement or any other agreement entered into with, or any instrument received from, Stevia (regardless of any termination thereof)
(including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by Stevia may be unenforceable for any reason, Stevia shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     24. The parties to this Settlement Agreement represent that each of them has been advised as to the terms and legal effect of this Settlement Agreement and the Proposed Order provided for herein, and that the settlement and compromise stated herein shall be final and conclusive forthwith, subject to the execution of the Proposed Order by the Court and the other conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Settlement Agreement.

     25. Each party hereby irrevocably submits to the exclusive jurisdiction and venue of the state or federal courts located in the City of New York, New York, for the adjudication of the above-captioned action and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at its principal place of business and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

     26. Stevia has irrevocably appointed Michael H. Ference, Esq., of Sichenzia Ross Friedman Ference LLP, with an office located at 61 Broadway, 32nd Floor, New York, New York 10006, as its agent to receive on behalf of Stevia service of any legal process which may be served in all such suits, actions or proceedings. Such service may be made by mail or delivery of such process to the Company in care of such agent at the agent's address set forth above and the Company hereby irrevocably authorizes and directs such agent to accept such service on behalf of the Company. Service upon such agent in accordance with the foregoing shall be deemed completed whether or not forwarded to or received by Stevia. If such agent ceases to be able to act as such or to have an address in New York, New York, Stevia agrees to irrevocably appoint a new agent acceptable to Hanover to receive on behalf of Stevia service of any legal process and to deliver to Hanover within 14 days a copy of a written acceptance of appointment by such agent.

     27. Upon entry of the Proposed Order approving this  Settlement  Agreement,
the  Action  shall  be  dismissed  with   prejudice.   The  Court  shall  retain
jurisdiction to enforce the terms of this Settlement Agreement.

     28. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Stevia further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the terms of this Settlement Agreement or the Proposed Order shall be awarded its reasonable attorneys' fees, costs and expenses arising out of or relating to such motion. Except as expressly set forth herein, each party shall bear its own attorneys' fees, expenses and costs. This Settlement Agreement may be executed in counterparts and by facsimile, pdf or other electronic format, each of which shall constitute an original and all of which together shall be deemed together as a single document.

DATED: July 16, 2013             GREENBERG TRAURIG, LLP


                                 By: /s/ Timothy E. Di Domenico
                                    --------------------------------------------
                                    Timothy E. Di Domenico
                                    MetLife Building
                                    200 Park Avenue, 15th Floor
                                    New York, New York 10166
                                    (212) 801-2127
                                    didomenicot@gtlaw.com

DATED: July 16, 2013             HANOVER HOLDINGS I, LLC


                                 By: /s/ Joshua Sason
                                    --------------------------------------------
                                    Joshua Sason
                                    Chief Executive Officer

DATED: July 16, 2013             SICHENZIA ROSS FRIEDMAN FERENCE LLP


                                 By: /s/ Michael H. Ference
                                    --------------------------------------------
                                    Michael H. Ference
                                    61 Broadway, 32nd Floor
                                    New York, New York 10006
                                    (212) 930-9700
                                    mference@srff.com

DATED: July 16, 2013             STEVIA CORP.


                                 By: /s/ George Blankenbaker
                                    --------------------------------------------
                                    George Blankenbaker
                                    President, Secretary and Treasurer